Media Advisory

UMB Financial Corporation

1010 Grand Boulevard

Kansas City, MO 64106

For more information please contact:

Kelli Christman, 816.860.8508

Kelli.Christman@umb.com

UMB Announces Conference Call to Discuss First Quarter Results,

2013 Investor Day at Nasdaq

KANSAS CITY, Mo. (April 10, 2013) - UMB Financial Corporation (Nasdaq: UMBF), a financial services holding company, plans to host a conference call to discuss its 2013 first quarter earnings results on April 24, 2013, at 8:30 a.m. (CDT).

Interested parties may access the call by dialing (toll-free) 877-941-9205 or (U.S.) 480-629-9771. The live call can also be accessed by visiting the investor relations area of umb.com or by using the following the link:

http://event.on24.com/r.htm?e=605890&s=1&k=3B0116AFD6DF9C5AC6E9F40BCC159D71

A replay of the conference call may be heard until May 8, 2013, by calling (toll-free) 800-406-7325 or (U.S.) 303-590-3030. The replay pass code required for playback is conference identification number 4612395. The call replay may also be accessed via the company's website umb.com by visiting the investor relations area.

In addition, the company will host its 2013 Investor Day on April 25, 2013, at the Nasdaq MarketSite in New York. The company will also preside over the Nasdaq Stock Market opening bell prior to the event. Mariner Kemper, Chairman and CEO, and members of the company's senior leadership team will make presentations beginning at 10:30 a.m. EDT, which will be available on the company's website umb.com in the investor relations area. Attendance at the Investor Day is by invitation only. Interested sell-side analysts and institutional investors may request an invitation by contacting UMB Investor Relations at investor.relations@umb.com.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services holding company headquartered in Kansas City, Mo., offering complete banking, payment solutions, asset servicing and institutional investment management to customers. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. It also has a loan production office in Texas. Subsidiaries of the holding company include mutual fund and alternative investment services groups, single-purpose companies that deal with brokerage services and insurance, and a registered investment advisor that manages the company's proprietary mutual funds and investment advisory accounts for institutional customers. For more information, visit umb.com or follow us on Twitter at @UMBBank, Facebook at facebook.com/UMBBank and LinkedIn at linkedin.com/company/umb-bank.